UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2004

LNB Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	000-13203	34-1406303

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

457 Broadway, Lorain, Ohio	44052-1769

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code	(440) 244-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 7. Financial Statements, Proforma Financial Information and Exhibits

     (c) Exhibits

     The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99	Press Release of LNB Bancorp, Inc. announcing declaration of the second quarter cash dividend on common stock.

ITEM 9. Regulation FD Disclosure

On May 19, 2004, LNB Bancorp, Inc. issued a press release announcing the declaration by its Board of Directors on May 18, 2004 of a second quarter cash dividend of $.18 per common share. The common stock cash dividend is payable on July 1, 2004, to shareholders of record on June 14, 2004. That press release is attached as Exhibit No. 99 and is incorporated herein by reference.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2004

LNB Bancorp, Inc.

By:	/s/ Terry M. White

Terry M. White
Executive Vice President,
Chief Financial Officer and
Corporate Secretary

EXHIBIT INDEX

99	Press Release of LNB Bancorp, Inc. announcing declaration of the second quarter cash dividend on common stock.